EXECUTION

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment is an amendment to the Custody Agreement between The Bank of New York Mellon (“BNY”) and each investment company identified on Appendix I thereto (each a “Customer”) dated as of June 1, 2023 (the “Agreement”).

The effective date of this Amendment is as of June 30, 2025.

TERMS:

Intending to be legally bound, BNY and each Customer hereby agree as follows:

1.	Appendix I of the Agreement is hereby amended and restated in its entirety as set forth in Appendix I to this Amendment.

2.

The parties hereto expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation, or symbol of a signature into an electronic copy of this Amendment by electronic, digital, or other technological methods. Each counterpart executed in accordance with the foregoing will be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, will constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

Each party hereto has caused this Amendment to be executed by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

[signature page to follow]

Agreed:

Each Customer set forth on Appendix I attached hereto, severally and not jointly		The Bank of New York Mellon

By:	/s/ Tina Payne	By:	/s/ Allison M. Gardner
Name:	Tina Payne	Name:	Allison M. Gardner
Title:	Secretary	Title:	Senior Vice President

APPENDIX I

CUSTOMER	SERIES
The Alger Funds	Alger 35 Fund
Alger Capital Appreciation Fund
Alger Growth & Income Fund
Alger Health Sciences Fund
Alger International Opportunities Fund
(f/k/a Alger International Focus Fund)
Alger Mid Cap Focus Fund
Alger Mid Cap Growth Fund
Alger Small Cap Focus Fund
Alger Small Cap Growth Fund
Alger Weatherbie Specialized Growth Fund
Alger Concentrated Equity Fund
Alger AI Enablers & Adopters Fund
Alger International Small Cap Fund

The Alger Funds II	Alger Dynamic Opportunities Fund
Alger Emerging Markets Fund
Alger Responsible Investing Fund
Alger Spectra Fund
The Alger Institutional Funds	Alger Capital Appreciation Institutional Fund
Alger Focus Equity Fund
Alger Mid Cap Growth Institutional Fund
Alger Small Cap Growth Institutional Fund

Alger Global Equity Fund	N/A
(f/k/a Alger Global Focus Fund)
The Alger Portfolios	Alger Balanced Portfolio
Alger Capital Appreciation Portfolio
Alger Growth & Income Portfolio
Alger Large Cap Growth Portfolio
Alger Mid Cap Growth Portfolio
Alger Small Cap Growth Portfolio

The Alger ETF Trust	Alger 35 ETF
Alger Mid Cap 40 ETF
Alger Weatherbie Enduring Growth ETF
Alger Concentrated Equity ETF
Alger AI Enablers & Adopters ETF
Alger Russell Innovation ETF

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